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                                                           Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Amendment No. 3 of Registration Statement on From S-4 of Pinnacle Holdings Inc. of the following: (1) our report dated March 4, 1998 relating to the consolidated financial statements of Pinnacle Holdings Inc., (2) our report dated February 9, 1998 relating to the combined financial statements of Shore Communications. (3) our report dated February 9, 1998 relating to the combined financial statements of Tidewater Communications and (4) our report dated February 9, 1998 relating to the combined financial statements of Majestic Communications, which appear in such Prospectus. We also consent to the reference to us under the headings "Summary Historical and Unaudited Pro Forma Consolidated Financial Date", "Selected Historical and Unaudited Pro Forma Consolidated Financial Data", and "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP

Tampa, Florida
June 26, 1998